UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2024

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9151 East Panorama Circle, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 824-4000

9201 East Dry Creek Road, Centennial, CO 80112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On and effective as of February 21, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of Arrow Electronics, Inc. (the “Company”) approved the appointment of Yun Sung Cho, age 52, as Vice President, Corporate Controller, and Chief Accounting Officer of the Company. As of the Effective Date, Mr. Cho succeeds Richard Seidlitz as principal accounting officer of the Company. The Company has planned for and anticipated this transition, and in connection therewith, Mr. Seidlitz has been offered and has accepted another senior financial-management role within the Company. The Company believes Mr. Seidlitz’s new position will provide him with an opportunity to utilize his skillset and deep institutional knowledge to benefit the Company and further his professional development.

Since 2021, Mr. Cho served as the Company’s Vice President, Finance – Shared Services. In that position, he served as the Company’s assistant controller and led the Company’s finance shared services for the Americas and the Europe, Middle East and Africa regions. Prior to that, from 2017 to 2021, Mr. Cho served as the Company’s Assistant Controller, and from 2010 to 2017, he served in roles of increasing seniority within the Company’s accounting, SOX compliance, and reporting functions. Mr. Cho began his career as an auditor for KPMG. Mr. Cho is a Certified Public Accountant and holds a B.S. in Accounting and B.S. in Finance from the University of Southern California.

In connection with his appointment as Vice President, Corporate Controller, and Chief Accounting Officer of the Company, effective March 2, 2024, Mr. Cho’s annual base salary will be $300,000, and his target award under the Company’s annual cash incentive plan will be $160,000. The actual amount of any cash incentive award to Mr. Cho remains subject to approval by the Compensation Committee of the Board (the “Committee”). The Committee also approved a one-time award of restricted stock units on the Effective Date with a grant-date value of $75,000 and a one-time award of performance stock units on the Effective Date with a target value of $75,000. Both equity awards are subject to the terms of the Company’s 2004 Omnibus Incentive Plan (as amended from time to time), the Company’s standard award agreements, and the Company’s clawback policies. In addition, Mr. Cho will enter into the Company’s standard form of indemnification agreement, which requires the Company to indemnify him against certain liabilities that may arise as result of his status or service as an officer of the Company.

The selection of Mr. Cho to serve as Vice President, Corporate Controller, and Chief Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Cho and any director or executive officer of the Company, and Mr. Cho has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date:	February 22, 2024	By:	/s/ Carine Jean-Claude
Name: Carine Jean-Claude
Title: Senior Vice President, Chief Legal Officer and Secretary